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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14c INFORMATION

  Information Statement Pursuant to Section 14c of the Securities Exchange Act
                            of 1934 (Amendment No.  )

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                            New England Zenith Fund
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                            NEW ENGLAND ZENITH FUND
                            MFS Total Return Series

                             INFORMATION STATEMENT

This Information Statement is being furnished by the Board of Trustees (the "Trustees") of New England Zenith Fund (the "Trust") to the shareholders of the MFS Total Return Series, which was formerly known as the Back Bay Advisors Managed Series (the "Series"). This Information Statement is being mailed beginning on or about September 21, 2001 to all of the Series's shareholders of record as of the close of business on June 30, 2001 (the "Shareholders").

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I. INTRODUCTION

The Trust is an open-end management investment company organized in 1987 as a business trust under the laws of The Commonwealth of Massachusetts. The Trust is a series type company with 14 investment portfolios. The Series is one of those portfolios. MetLife Advisers, LLC (the "Adviser") acts as adviser to the Series. Prior to July 1, 2001, Back Bay Advisors, L.P. ("Back Bay") acted as subadviser to the Series pursuant to a subadvisory agreement dated October 30, 2000 between Back Bay and the Adviser (the "Previous Subadvisory Agreement").

On June 28, 2001, the Trustees approved a new subadvisory agreement (the "New Subadvisory Agreement") between the Adviser and Massachusetts Financial Services Company ("MFS") with respect to the Series, which took effect as of July 1, 2001. In connection with the appointment of MFS pursuant to the New Subadvisory Agreement, the Trustees terminated the Previous Subadvisory Agreement, and as of July 1, 2001, Back Bay no longer served as subadviser to the Series.

The Investment Company Act of 1940, as amended (the "1940 Act") generally provides that an investment adviser or subadviser to a mutual fund may act as such only pursuant to a written contract which has been approved by a vote of the fund's shareholders, as well as by a vote of a majority of the trustees of the fund who are not parties to such contract or interested persons of any party to such contract. The Trust and the Adviser, however, have received from the Securities and Exchange Commission an exemption from the shareholder approval voting requirement in certain circumstances (the "SEC Exemption"). Under the SEC Exemption, the Adviser is permitted, under specified conditions, to enter into new and amended subadvisory agreements for the management of the portfolio of a series of the Trust, including agreements with new subadvisers that are not affiliated persons of the Adviser or the Trust, and agreements with existing subadvisers if there is a material change in the terms of the subadvisory agreement or if there is an "assignment," as defined in the 1940 Act, or other event causing termination of the existing subadvisory agreement, without obtaining the approval of the Trust's shareholders. Such agreements must nevertheless be approved by the Trustees, in accordance with the requirements of the 1940 Act. One of the conditions of the SEC Exemption is that within 90 days after entering into a new or amended subadvisory agreement without shareholder approval, the Trust must provide an information statement to the shareholders of the affected series setting forth substantially the information that would be required to be contained in a proxy statement for a meeting of shareholders to vote on the approval of the agreement. In accordance with the SEC Exemption, the Trust is furnishing this Information Statement to the Shareholders in order to provide information regarding the New Subadvisory Agreement.

II. THE AGREEMENTS

 Description of the Advisory Agreement

The Adviser currently serves as investment adviser to the Series pursuant to an advisory agreement between the Adviser and the Trust dated August 30, 1996 (the "Advisory Agreement"). The Advisory Agreement provides that the Adviser will, subject to its rights to delegate such responsibilities to other parties, provide to the Series both portfolio management services and administrative services.

Under the Advisory Agreement, a management fee is payable by the Series to the Adviser at the annual rate of 0.50% of the Series's average daily net assets. For the fiscal year ended December 31, 2000, the aggregate management fee payable by the Series to the Adviser under the Advisory Agreement was $1,005,439.

VL-166-01
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 Description of Previous Subadvisory Agreement

Under the Previous Subadvisory Agreement, the Adviser delegated its portfolio management responsibilities for the Series to Back Bay. The Previous Subadvisory Agreement required Back Bay to manage the investment and reinvestment of the assets of the Series, subject to the supervision of the Adviser. Under the terms of the Previous Subadvisory Agreement, Back Bay was authorized to effect portfolio transactions for the Series, using its own discretion and without prior consultation with the Adviser. Back Bay also was required to report periodically to the Adviser and the Trustees.

Under the Previous Subadvisory Agreement, an investment subadvisory fee was payable by the Adviser to Back Bay at the annual rate of 0.25% of the first $50 million of the average daily net assets of the Series and 0.20% of the amount of such assets in excess of $50 million. For the fiscal year ended December 31, 2000, the aggregate investment subadvisory fee paid by the Adviser to Back Bay
under the Previous Subadvisory Agreement was $         . The Series paid no fee
to Back Bay under the Previous Subadvisory Agreement.

The Trustees approved the Previous Subadvisory Agreement (which approval was effective as of October 30, 2000) at a meeting held on August 3, 2000. Shareholders of the Series approved the Previous Subadvisory Agreement at a meeting held on October 30, 2000. The purpose of the submission of the Previous Subadvisory Agreement for shareholder approval at such time was to approve it following the acquisition of Back Bay's parent company, Nvest Companies, L.P. by CDC Asset Management. This acquisition resulted in the termination pursuant to the 1940 Act of a predecessor agreement to the Previous Subadvisory Agreement, which termination was effective as of October 30, 2000. (An interim subadvisory agreement pursuant to Rule 15a-4 under the 1940 Act was in place for the Series for a portion of the day on October 30, 2000.)

 Description of New Subadvisory Agreement

The New Subadvisory Agreement requires MFS to manage the investment and reinvestment of the assets of the Series, subject to the supervision of the Adviser. Under the terms of the New Subadvisory Agreement, MFS is authorized to effect portfolio transactions for the Series in the discretion of MFS and without prior consultation with the Adviser. MFS is required to report periodically to the Adviser and the Trustees. Under the New Subadvisory Agreement, the Adviser compensates MFS at an annual rate of 0.25% of the first $50 million of the average daily net assets of the Series and 0.20% of the amount of such assets in excess of $50 million. This subadvisory fee is the same as the subadvisory fee payable to Back Bay under the Previous Subadvisory Agreement.

The New Subadvisory Agreement provides that it will continue in effect for two years from its date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Trustees or by vote of a majority of the outstanding voting securities of the Series and
(ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Trust, the Adviser or MFS, cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New Subadvisory Agreement must be approved by the Adviser and MFS and, if required by law, by vote of a majority of the Trustees who are not interested persons of the Trust, the Adviser or MFS, cast in person at a meeting called for the purpose of voting on such approval, and/or by vote of a majority of the outstanding voting securities of the Series.

The New Subadvisory Agreement may be terminated without penalty (i) by vote of the Trustees, including a majority of the Trustees who are not interested persons of the Trust, the Adviser or MFS, or by vote of a majority of the outstanding voting securities of the Series, upon 60 days' written notice to MFS, (ii) by MFS upon 60 days' written notice to the Adviser and the Trust, or
(iii) if approved by the Trustees, by the Adviser upon 60 days' written notice to MFS. The New Subadvisory Agreement terminates automatically in the event of its assignment or upon the termination of the Advisory Agreement.

The New Subadvisory Agreement provides that MFS and its officers, directors, employees or agents (the "Indemnified Parties") shall not be subject to any liability in connection with the performance of services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of MFS's duties or by reason of reckless disregard by MFS of its obligations and duties thereunder. Furthermore, the Adviser has agreed to indemnify the Indemnified Parties for any loss arising from shareholder claims that are not based upon the obligations of MFS with respect to the Series under the New Subadvisory Agreement.

 Comparison of Previous and New Subadvisory Agreements

The New Subadvisory Agreement is substantially similar to the Previous Subadvisory Agreement, except (1) references to Back Bay have been changed to references to MFS and (2) certain other minor differences. If the New Subadvisory Agreement had been in effect during the fiscal year ended December 31, 2000, the subadvisory fee payable to MFS would have been the same as was payable to Back Bay under the Previous Subadvisory Agreement (and its predecessor agreements) for this period. The advisory fee payable by the Series to the Adviser would have been the same whether the New Subadvisory Agreement or the

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Previous Subadvisory Agreement (and its predecessor agreements) had been in effect during the fiscal year ended December 31, 2000.

NO CHANGE IN THE ADVISORY FEE RATE PAYABLE BY THE SERIES TO THE ADVISER OR IN THE SUBADVISORY FEE RATE PAYABLE BY THE ADVISER IS BEING PROPOSED.

III. INFORMATION ABOUT MFS

 Trustee Review

Based on a review of the investment approach and investment practices used by Back Bay in managing the Series's portfolio, the Series's performance record under Back Bay's management, the determination by Back Bay's corporate parent to wind up Back Bay's affairs, the performance record of MFS in managing funds with investment objectives similar to those of the Series and the performance of other funds with investment objectives similar to those of the Series, the Adviser recommended, and the Trustees determined, that it would be appropriate for MFS to assume responsibility for the day-to-day management of the Series's portfolio. As a result, on April 25, 2001, the Trustees approved the termination of the Previous Subadvisory Agreement, such termination to take effect 60 days following the provision of notice to Back Bay in accordance with the terms of the Previous Subadvisory Agreement.

In connection with the change of subadviser, the Series's name was changed from "Back Bay Advisors Managed Series" to "MFS Total Return Series".

In determining to approve the appointment of MFS as subadviser to the Series, the Trustees considered numerous additional factors that they considered relevant, including the qualifications of MFS and its personnel and their ability to provide portfolio management services to the Series. The Trustees also considered extensive information about the Series, MFS's management style and MFS's proposed approach to managing the Series's portfolio, including information about MFS's organizational structure, investment and legal and compliance personnel, compliance procedures and financial condition. In addition, the Trustees considered MFS's status as a respected investment adviser and the fact that the Previous Subadvisory Agreement and the New Subadvisory Agreement are substantially similar to each other, including providing for the same subadvisory fee rate.

The Trustees also considered MFS's policies for placing portfolio transactions of the Series with broker-dealers that furnish brokerage and research services to MFS, as described below. The Trustees also took into account MFS's substantial experience and reputation as a manager of equity and fixed income investments, and the prominence of the MFS name in the marketplace for investment advice, as possible factors that might enhance the marketability of the insurance products that invest in the Series, and thus lead to growth in the size of the Series, although such growth cannot be assured.

Based on this review, the Trustees concluded that it was appropriate and desirable for MFS to assume responsibility for the management of the Series under the New Subadvisory Agreement.

 Changes in Investment Style

The investment approach used by MFS in managing the Series's portfolio is expected to be similar to the approach previously used by Back Bay in managing the Series's portfolio. Back Bay previously managed, and MFS currently manages, the Series as a "balanced" portfolio, with portions of the Series's assets invested in both equities and fixed income securities.

In managing the Series's portfolio, MFS generally intends to maintain about a 60% weighting in equities and about a 40% weighting in fixed income securities. Under Back Bay's management of the Series, the weightings typically were in this same range.

Back Bay previously used an economic model that took various factors and indicators into account to adjust the asset mix of the Series. MFS has informed the Adviser that it does not expect to use such a model, but that it typically adjusts the mix of equities and fixed income securities held by the Series based on its outlook for the relative performance of these two asset classes.

MFS has informed the Adviser that it anticipates an annual equity portfolio turnover rate of approximately 90% for the Series, but that the actual rate might be higher or lower than that. Under Back Bay's management of the Series, portfolio turnover was 48% in the year ended December 31, 2000 and 49% in the year ended December 31, 1999. Higher portfolio turnover rates can cause the Series to incur greater transaction costs, which can lead to lower investment returns.

Under MFS's management, the equity portion of the Series is expected to have a more explicit orientation toward value stocks, which are stocks whose prices are considered to be low relative to earnings expectations for such companies. Under Back Bay's management, the equity portion of the Series was managed primarily in an effort to replicate or slightly exceed the performance of the Standard & Poor's 500 Index, a commonly used benchmark for equity performance, with somewhat greater emphasis on the value of stock components of that index than would result from strictly replicating the makeup of the index.

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 Portfolio Transactions and Brokerage

Portfolio transactions for the Series will be placed with those securities brokers and dealers that MFS believes will provide the best value in transaction and research services for the Series, either in a particular transaction or over a period of time. MFS does not currently have any registered broker dealer affiliates.

In valuing brokerage services, MFS makes a judgment as to which brokers are capable of providing the most favorable net price (not necessarily the lowest commission) and the best execution in a particular transaction. Best execution connotes not only general competence and reliability of a broker, but specific expertise and effort of a broker in overcoming the anticipated difficulties in fulfilling the requirements of particular transactions, because the problems of execution and the required skills and effort vary greatly among transactions.

Although some transactions involve only brokerage services, many involve research services as well. In valuing research services, MFS makes a judgment of the usefulness of research and other information provided by a broker to MFS in managing the Series's investment portfolio. In some cases, the information (e.g., data or recommendations concerning particular securities) relates to the specific transaction placed with the broker, but typically the research consists of a wide variety of information concerning companies, industries, investment strategy and economic, financial and political conditions and prospects, which information may be useful to MFS in advising the Series.

MFS will be the principal source of information and advice to the Series and will be responsible for making and initiating the execution of the investment decisions for the Series. The Trustees recognize, however, that it is important for MFS, in performing its responsibilities to the Series, to continue to receive and evaluate the broad spectrum of economic and financial information that many securities brokers have customarily furnished in connection with brokerage transactions, and that in compensating brokers for their services, it is in the interest of the Series to take into account the value of the information received for use in advising the Series. Consequently, the commission paid to brokers providing research services may be greater than the amount of commission another broker would charge for the same transaction. The extent, if any, to which the obtaining of such information may reduce the expenses of MFS in providing management services to the Series will not be determinable. In addition, it is understood by the Trustees that other clients of MFS might also benefit from the information obtained for the Series, in the same manner that the Series might also benefit from information obtained by MFS in performing services for other MFS clients.

 MFS Operations

MFS is a professional investment management firm that provides services to investment companies, employee benefit plans, endowments, foundations and other institutions and individuals. MFS has provided investment advisory services since 1924. As of June 30, 2001, MFS had approximately $140 billion in total assets under management. MFS is a Delaware corporation that is headquartered at 500 Boylston Street, Boston, Massachusetts 02116.

MFS acts as investment adviser or subadviser to the following other mutual funds that have similar investment objectives to that of the Series:

                                                      ANNUAL MANAGEMENT (OR       APPROXIMATE NET ASSETS
                                                      SUBADVISORY) FEE RATE            AS OF , 2001
                        FUND                          (AS A % OF NET ASSETS)           ($ MILLIONS)
                        ----                          ----------------------      ----------------------

---------------
* Indicate whether MFS has waived, reduced or otherwise agreed to reduce its compensation for any of the funds listed in this table.

             [ADDITIONAL INFORMATION REGARDING MFS TO BE INSERTED]

IV. OTHER INFORMATION

 Information About the Adviser

The Adviser is a Delaware limited liability company. New England Life Holdings, Inc. ("NELHI") owns all of the voting interests in the Adviser. NELHI is a wholly-owned subsidiary of New England Life Insurance Company ("New England Financial"), which in turn is a wholly-owned subsidiary of MetLife New England Holdings, Inc. ("MetLife Holdings"). MetLife Holdings is wholly owned by Metropolitan Life Insurance Company ("MetLife"), which in turn is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company. The members of the Adviser, other than NELHI, include each insurance company the separate accounts of which invest in registered investment companies to which the Adviser serves as investment adviser. The Chairman of the

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Board and President of the Adviser is Anne M. Goggin. Ms. Goggin and John F.
Guthrie, Jr. are the Adviser's directors. Ms. Goggin is the Chairman of the Board and President of the Trust, and her principal occupation is Senior Vice President and General Counsel of New England Financial. Mr. Guthrie is a Senior Vice President of the Trust, and his principal occupation is Vice President of New England Financial. The address of the Adviser, New England Life Holdings, Inc., New England Financial, Ms. Goggin and Mr. Guthrie is 501 Boylston Street, Boston, Massachusetts 02116. The address of MetLife, MetLife Holdings and MetLife, Inc. is One Madison Avenue, New York, New York 10010.

 Information About the Trust

COPIES OF THE ANNUAL REPORT OF THE TRUST FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 AND THE SEMI-ANNUAL REPORT OF THE TRUST FOR THE PERIED ENDED JUNE 30, 2001 MAY BE OBTAINED WITHOUT CHARGE BY CALLING (800) 356-5015 OR BY WRITING TO THE SECRETARY OF THE TRUST AT 501 BOYLSTON STREET, BOSTON, MASSACHUSETTS 02116.

 Ownership of Shares

Shares of the Series are available for purchase only by separate accounts established by New England Financial, MetLife and their affiliates. The Trust serves as the investment vehicle for variable insurance, variable annuity and group annuity products of New England Financial, MetLife or their affiliates. Shares of the Series are not offered for direct purchase by the investing public. The number of shares of beneficial interest of the Series issued and
outstanding as of June 30, 2001 was              .

 Record Ownership

As of June 30, 2001, all of the shares of the Series were owned by one of: (1) New England Variable Life Separate Account ("NEVL Account"), a separate account of New England Financial; (2) The New England Variable Account ("TNE Account"), a separate account of MetLife; (3) New England Variable Annuity Separate Account ("NEVA Account"), a separate account of New England Financial; (4) certain separate accounts of MetLife established for the pooling of contributions under certain tax-qualified group annuity contracts ("MetLife Accounts"); and (5) certain separate accounts of New England Financial established for the pooling of contributions under certain tax-qualified group annuity contracts ("NEF Accounts"). The table below sets out the number of shares and percentage of the Series's shares represented by such number for each separate account. The percentage of shares outstanding may not total 100% due to rounding.

         NEVL ACCOUNT               TNE ACCOUNT              NEVA ACCOUNT             METLIFE ACCOUNT             NEF ACCOUNT
    -----------------------   -----------------------   -----------------------   -----------------------   -----------------------
    NUMBER OF        %        NUMBER OF        %        NUMBER OF        %        NUMBER OF        %        NUMBER OF        %
     SHARES     OUTSTANDING    SHARES     OUTSTANDING    SHARES     OUTSTANDING    SHARES     OUTSTANDING    SHARES     OUTSTANDING
    ---------   -----------   ---------   -----------   ---------   -----------   ---------   -----------   ---------   -----------

New England Financial and MetLife have informed the Trust that, as of June 30, 2001, other than as set forth above, no person or company beneficially owned 5% or more of the shares of the Series. As of June 30, 2001, the Trust's officers and Trustees as a group owned less than 1% of the outstanding shares of the Series.

 Principal Underwriter

New England Securities Company, the principal underwriter of the Trust, is located as 399 Boylston Street, Boston, MA 02116.

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